Exhibit 99.j(ii)

Consent of Ernst & Young, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A, No. 333-135544) for RS Variable Products Trust, dated April 30, 2007.  We also consent to the incorporation by reference of our report, dated February 8, 2006, on the audited financial statements and financial highlights for the year ended December 31, 2005 of the predecessor funds of RS Core Equity VIP Series, RS Large Cap Value VIP Series, RS Small Cap Core Equity VIP Series, RS Partners VIP Series, RS Asset Allocation VIP Series, RS S&P 500 Index VIP Series, RS International Growth VIP Series, RS Emerging Markets VIP Series, RS Investment Quality Bond VIP Series, RS Low Duration Bond VIP Series, RS High Yield Bond VIP Series, and RS Money Market VIP Series which is included in the Annual Report to Shareholders for the year ended December 31, 2005 and which was filed electronically on Form N-14 on July 7, 2006 (File No. 333-135629; Accession No. 0001104659-06-045797) that is incorporated by reference in this Registration Statement on Form N-1A of the RS Variable Products Trust.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 27, 2007